UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2024

V2X, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

7901 Jones Branch Drive, Suite 700
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000
(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) of V2X, Inc. (the "Company") was held on May 9, 2024. The results of voting at the 2024 Annual Meeting on each of the matters submitted to a vote of the Company’s shareholders are set forth below.

1. Election of each of the persons named below as Class I Directors for a term of three years to expire at the 2027 Annual Meeting of Shareholders, or until their successors are elected and qualified, by the following vote.

Class I Directors	For	Against	Abstain	Broker Non-Votes
Dino M. Cusumano	26,033,764	3,217,610	22,023	1,175,932
Lee E. Evangelakos	24,665,115	4,603,867	4,415	1,175,932
Charles L. Prow	21,139,534	8,053,585	80,278	1,175,932
Phillip C. Widman	27,998,341	1,265,253	9,803	1,175,932

2. Ratification of appointment of RSM US LLP as the independent registered public accounting firm for 2024 was approved by the following vote.

For	Against	Abstain
30,425,137	13,742	10,450

3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers by the following vote.

For	Against	Abstain	Broker Non-Votes
29,026,930	130,025	116,442	1,175,932

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10 , 2024	V2X, INC.

	By:	/s/ Kevin T. Boyle
Kevin T. Boyle
Chief Legal Officer, General Counsel and Corporate Secretary